Exhibit 99.1

News Release

Contact:
Thomas H. Lyles
Chief Executive Officer and President

John D. Dalton
VP, Controller and Principal Financial Officer

875 Lowcountry Blvd
Mount Pleasant, SC 29464
(843) 388-8433

Tidelands Bancshares Announces Annual Results

Tidelands Bancshares, Inc., the holding company for Tidelands Bank, announced that for the year ended December 31, 2014, the net loss was $257,491 as compared to a net loss of $1,018,819 for the same period of 2013.  This is an improvement year over year of $761,328.  The net loss available to common shareholders was $1,656,543 for the year ended December 31, 2014 as compared to the net loss of $2,178,580 for the year ended December, 31 2013.  Loan quality showed continued improvement as nonaccrual loans were $7.0 million at December 31, 2014 down 50.7% from $14.0 million at year end 2013.  Total assets were $475.8 million at December 31, 2014 representing a 2.3% decline from $486.8 million at year end 2013.

Tidelands Bank, the subsidiary of Tidelands Bancshares, Inc., announced that net income for the year ended December 31, 2014 was $235,711 as compared to a net loss of $451,280 for the same period of 2013.  This is an improvement year over year of $686,991.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, SC, operates as a bank holding company of Tidelands Bank. Tidelands Bank is a local community bank focused on serving individuals, families, entrepreneurs, and small businesses in the South Carolina Lowcountry, with 7 locations serving Charleston, Dorchester, Berkeley, Horry, and Beaufort counties. Tidelands Bank offers mortgages, construction loans, deposit products, internet banking, 24 hour telephone banking, and ATM service, and takes great pride in providing the custom banking solutions and services necessary to meet customer needs. Traded on the NASDAQ OTC US market as TDBK, Tidelands can also be found on the web at www.tidelandsbank.com. For more information regarding the matters described in this press release, please refer to Tidelands Bancshares, Inc.’s filings, including on Form 10-K, with the Securities and Exchange Commission at www.sec.gov.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of the strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, and regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

-Financial Tables Follow-

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data as of December 31, 2013 is audited. Our summary consolidated financial data as of December 31, 2014 is unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31,	December 31,
Assets:	2014	2013
	(Unaudited)	(Audited)
Cash and cash equivalents:
Cash and due from banks	$4,327,269	$4,079,965
Interest bearing balances	16,958,000	15,198,532
Total cash and cash equivalents	21,285,269	19,278,497
Securities available-for-sale	82,261,996	80,839,795
Nonmarketable equity securities	905,400	1,276,400
Total securities	83,167,396	82,116,195
Loans receivable	318,126,474	331,088,969
Less allowance for loan losses	4,879,537	6,026,110
Loans, net	313,246,937	325,062,859
Premises, furniture and equipment, net	20,760,992	21,061,882
Accrued interest receivable	1,308,204	1,501,379
Bank owned life insurance	16,285,081	15,855,148
Other real estate owned	17,691,714	18,692,607
Other assets	2,008,077	3,195,703
Total assets	$475,753,670	$486,764,270

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$26,743,189	$21,388,282
Interest-bearing transaction accounts	38,824,146	44,740,415
Savings and money market accounts	102,113,233	92,459,062
Time deposits $100,000 and over	162,898,316	172,496,459
Other time deposits	97,534,837	105,839,263
Total deposits	428,113,721	436,923,481

Securities sold under agreements to repurchase	10,000,000	10,000,000
Advances from Federal Home Loan Bank	9,000,000	13,000,000
Junior subordinated debentures	14,434,000	14,434,000
ESOP borrowings	—	600,000
Accrued interest payable	3,159,215	2,692,018
Other liabilities	5,532,996	4,146,321
Total liabilities	470,239,932	481,795,820

Shareholders’ equity:
Preferred stock, $.01 par value and liquidation value per share of $1,000, 10,000,000 shares authorized, 14,448 issued and outstanding	14,448,000	14,448,000
Common stock, $.01 par value, 75,000,000 shares authorized;
4,277,176 shares issued and outstanding	42,772	42,772
Common stock-warrant, 571,821 shares outstanding	1,112,248	1,112,248
Unearned ESOP shares	—	(1,183,898)
Capital surplus	41,550,104	42,708,140
Retained deficit	(50,507,740)	(48,851,197)
Accumulated other comprehensive loss	(1,131,646)	(3,307,615)
Total shareholders’ equity	5,513,738	4,968,450
Total liabilities and shareholders’ equity	$475,753,670	$486,764,270

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Statements of Operations and Comprehensive Income (Loss)
For the years ended December 31, 2014 and 2013

	2014	2013
	(Unaudited)	(Audited)
Interest income:
Loans, including fees	$16,029,854	$16,863,218
Securities available-for-sale, taxable	1,655,425	1,312,051
Interest bearing deposits	36,141	46,972
Other interest income	42,399	43,067
Total interest income	17,763,819	18,265,308
Interest expense:
Time deposits $100,000 and over	2,243,718	2,301,459
Other deposits	1,673,691	1,929,833
Other borrowings	1,282,304	1,531,362
Total interest expense	5,199,713	5,762,654
Net interest income	12,564,106	12,502,654
Provision for loan losses	71,000	435,000
Net interest income after provision for loan losses	12,493,106	12,067,654

Noninterest income:
Service charges on deposit accounts	37,450	38,284
Residential mortgage origination income	190,220	167,608
Loss on sale of securities available-for-sale	(32,118)	(128,177)
Loss on sale and disposal of other assets	(5,076)	—
Other service fees and commissions	519,096	482,259
Increase in cash surrender value of BOLI	429,933	434,199
Loss on extinguishment of debt	—	(43,725)
Other	8,666	8,892
Total noninterest income	1,148,171	959,340
Noninterest expense:
Salaries and employee benefits	6,081,635	5,877,455
Net occupancy	1,521,391	1,601,085
Furniture and equipment	1,022,172	882,356
Other real estate owned expense	554,746	863,275
Other operating	4,714,824	4,821,642
Total noninterest expense	13,894,768	14,045,813
Loss before income taxes	(253,491)	(1,018,819)
Income tax expense	4,000	—
Net loss	$(257,491)	$(1,018,819)
Accretion of preferred stock to redemption value	—	252,948
Preferred dividends accrued	1,399,052	906,813
Net loss available to common shareholders	$(1,656,543)	$(2,178,580)

Comprehensive Income (loss)
Net loss	$(257,491)	$(1,018,819)
Unrealized gain (loss) on securities available-for-sale	3,477,509	(5,449,231)
Reclassification adjustment for realized loss on securities	32,118	128,177
Tax effect	(1,333,658)	2,022,000
Comprehensive income (loss)	$1,918,478	$(4,317,873)
Loss per common share
Basic loss per common share	$(0.39)	$(0.52)
Diluted loss per common share	$(0.39)	$(0.52)
Weighted average common shares outstanding
Basic	4,212,770	4,165,823
Diluted	4,212,770	4,165,823